ARTICLES OF AMENDMENT

TO

ARTICLES OF CORPORATION

OF

CAPITAL VENTURES GROUP III, INC.

Pursuant to the provision of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to the articles of incorporation!

FIRST:  Amendment adopted (indicate articles number being amended, added or deleted)

ARTICE I- NAME IS AMENDED TO READ AS FOLLOWS:

The name of the Company is hereby amended to International Mergers &Acquisitions Corp.

PARAGRAPH III- CAPITAL STOCK IS AMENDED TO READ AS FOLLOWS;

The Company shall have the authority to issue 100,000,000 shares of common stock, $0.001 par value per Share and 10,000,000 shares of preferred stock, $0,001 par value per share.

PARAGRAPH V-REGISTERED OFFICE AND AGENT

The street address of the registered office of this Corporation shall be 1835 Seneca Blvd., Winter Springs, FL 32708 and the registered agent of the corporation shall be Robert Palumbo.

PARAGRAPH VI-PRINCIPAL OFFICE

The principal officer and mailing address of this corporation shall be 1835 Seneca Blvd., Winter Springs, FL 32708. The board of Directors may, from time to time, change the street and post office address of the corporation as well as the location of its principal office.

PARAGRAPH VII-BOARD OF DIRECTORS

The corporation shall have one director. The number of directors may be either increased or decreased from time to time by the Bylaws but shall never be less than one (1). The name and address of the director of this corporation shall be Robert Palumbo at 1835Seneca Blvd., winter Springs, FL 32708.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provision for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD; The date of each amendment's adoption; June 26, 2007

FOURTH: Adoption of Amendment:

The amendments) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

The amendment(s) was/were approved by the shareholders through voting groups. The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s);

“the number of votes case for the amendments) was/were sufficient for approval by _________________________________.”
                                                        Voting group

☐ The amendment(s) was/were adopted by the board of Directors without shareholders action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

                Signature:   /s/  Robert Palumbo
                            ROBERT PALUMBO

(By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

                    ROBERT PALUMBO
                    Typed or printed name

                    PRESIDENT
                    Title

FILED
99 DEC 17 AM 7:45
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
ARTICLES OF INCORPORATION

OF

CAPITAL VENTURES GROUP III , INC.

ARTICLE I
NAME

The name of this corporation is CAPITAL VENTURES GROUP III,  INC.

ARTICLE II
PURPOSE

To engage in business capital ventures and other business permitted under the laws of the United States and the State of Florida.

ARTICLE HI
CAPITAL STOCK

This corporation is authorized to issue 10,000,000 shares of common stock. The common stock of the corporation shall have the following characteristics:

(a)	Par value shall be $.001 per share.

(b)
At all meetings of the stockholders the common stockholders shall be entitled to cast one (1) vote for each share of common stock owned. That a common stockholder is interested in a matter to be voted upon shall not disqualify him from voting thereon.

(c)	Except as otherwise provided by law, the entire voting power for the election of the directors and for all other purposes shall be vested exclusively in the holders of the outstanding common stock.

ARTICLE IV
TERM OF EXISTENCE

This corporation shall have perpetual existence commencing on the date of filing of these Articles of Incorporation with the Secretary of State of the State of Florida.

ARTICLE V
INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of this corporation is 22154 Martella Ave., Boca Raton, FL 33433, and the name of the initial registered agent of this corporation is Peter Goldstein.

ARTICLE VI
INITIAL PRINCIPAL OFFICE

The initial principal office and mailing address of this corporation is 22154 Martella Ave., Boca Raton, FL 33433. The Board of Directors may, from time to time, change the street and post office address of the corporation as well as the location of its principal office.

ARTICLE VII
INITIAL BOARD OF DIRECTORS

This corporation shall have one (1) director initially. The number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less that one (1). The name and address of the initial director of this corporation are:

Peter Goldstein            22154 Martella Ave., Boca Raton, FL 33433

ARTICLE VII
AMENDMENT

This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, in the manner provided by law.

ARTICLE VIII
INCORPORATOR

The name and address of the person signing these Articles is: Peter Goldstein, 22154 Martella Ave., Boca Raton, FL 33433

   IN WITNESS WHEREOF, the undersigned subscriber and registered agent has executed these Articles of Incorporation this 30th day of November, 1999.

/s/  Sean P. King – Attorney in Fact

Subscriber and Registered Agent

STATE OF FLORIDA             )

                            ) SS

COUNTY OF PALM BEACH    )

BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared Peter Goldstein, known to me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.

                                                /s/  David J. Novak
                                                NOTARY PUBLIC
                                                State of Florida at Large

My Commission Expires: [SEAL]    David J. Novak
                                    My Commisssion # CC 747843
                                    EXPIRES:  June 2, 2002
                                  Bonded Thru Notary Public Underwriters

ACCEPTANCE OF REGISTERED AGENT

Having been designated to accept service of process for the above-stated corporation, at the place setfort herein above, I hereby accept such designation and agree to act in such capacity and to comply with all provisions of Section 607.0501 and 607,05.05 Florida States.

                            By:  /s/  Sean P. King – Attorney in Fact

                                Peter Goldstein
                                Registered Agent